Altra Reports Second-Quarter 2014 Results
Achieved Net Income Growth of 20% and Record Quarterly Revenues
BRAINTREE, Mass., July 24, 2014 -- Altra Industrial Motion Corp. (Nasdaq:AIMC), a global manufacturer and marketer of electromechanical power transmission and motion control products, today announced unaudited financial results for the second quarter ended June 30, 2014.
Financial Highlights

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Second-quarter 2014 net sales were $215.2 million, compared with $181.1 million in the second quarter of 2013, an increase of 18.8%. Excluding the impact of the Svendborg acquisition, second-quarter sales were $192.7 million, an increase of 6.4% from the same quarter of 2013.

▪
Second-quarter net income was $12.8 million, or $0.46 per diluted share, compared with $10.7 million, or $0.40 per diluted share, in the second quarter of 2013. Non-GAAP net income in Q2 2014 increased to $13.1 million, or $0.48 per diluted share, from $10.9 million, or $0.41 per diluted share, a year ago.*

▪
During the quarter ended June 30, 2014, the average price of the Company's common stock exceeded the current per share conversion price of the Company's Convertible Notes. This resulted in an incremental 705,000 shares being included in the diluted weighted average common shares outstanding, causing a $0.02 reduction in diluted net income per share.

▪	Reconciliation of Non-GAAP Net Income*:

	Quarter Ended	Year to date ended	Quarter Ended	Year to date ended
	June 30, 2014		June 29, 2013
Net income attributable to Altra Industrial Motion Corp.	$12,797	$24,162	$10,689	$22,569

Restructuring Costs	—	—	238	558
Amortization of inventory fair value adjustment	—	2,151	—	—
Acquisition related expenses	455	881	48	83
Tax impact above adjustments	(142)	(956)	(90)	(194)
Non-GAAP net income*	$13,110	$26,238	$10,885	$23,016
Non-GAAP diluted earnings per share*	$0.48	$0.96	$0.41	$0.86

▪	Free cash flow for the first six months of 2014 reached an all-time high of $26.8 million, up 16.5% from the prior-year period.*

▪	During the second quarter, the Company announced its share repurchase program and repurchased approximately 82,000 shares of stock.

Management Comments
"Second-quarter revenue and earnings were strong compared with a year ago," said Carl Christenson, Altra CEO . “The majority of our end markets improved when compared with a year ago, while mining is the one notable exception and continues to be quite weak. We saw growth in nearly all geographies and are particularly pleased with growth we experienced in North America.”
“Given the robust topline, our earnings performance would have been even stronger were it not for two significant supplier issues and higher than expected healthcare cost,” said Christenson. “Our profit improvement initiatives remain on track and are contributing to margins as we expected. Operationally, we feel very good about the traction we are seeing in our lean initiatives and are beginning to see improved inventory turns. Given the supplier issues, the healthcare costs and the anticipated continued dilutive effect of the Convertible Notes, we are lowering our EPS guidance for 2014 while maintaining our revenue guidance.”
Guidance
Altra is maintaining its previous revenue guidance for 2014 in the range of $800 to $825 million. The Company is reducing its non-GAAP diluted EPS guidance for 2014 to $1.75 to $1.85. The Company is maintaining its expectation that its tax rate for the full year will be approximately 31% to 33% before discrete items and that capital expenditures will be in the range of $28 to $30 million. Altra is revising its expectation with respect to depreciation and amortization and now expects that it will be in the range of $32 to $34 million.*
The Company will host an investor conference call to discuss its second-quarter financial results today, July 24, 2014, at 5:00 PM ET. The public is invited to listen to the conference call by dialing (877) 407-8293 domestically or (201) 689-8349 for international access and asking to participate in the ALTRA conference call. A live webcast of the call will be available in the "Investor Relations" section of www.altramotion.com. Individuals may download charts that will be used during the call at www.altramotion.com under "Events & Presentations" in the "Investor Relations" section. The charts will be available after earnings are released. A replay of the recorded conference call will be available at the conclusion of the call on July 24, through midnight on August 7, 2014. To listen to the replay, dial (877) 660-6853 domestically or (201) 612-7415 for international access (conference ID # 13587146). A webcast replay also will be available at www.altramotion.com.

Altra Industrial Motion Corp.
Consolidated Statements of Income Data	Quarter Ended				Year to Date Ended
In Thousands of Dollars, except per share amount	June 30, 2014		June 29, 2013		June 30, 2014		June 29, 2013
	(Unaudited)		(Unaudited)		(Unaudited)		(Unaudited)

Net sales	$215,198		$181,095		$425,336		$366,245
Cost of sales	148,728		126,676		297,070		256,327
Gross profit	$66,470		$54,419		$128,266		$109,918
Gross profit as a percent of net sales	30.9%		30.0%		30.2%		30.0%
Selling, general & administrative expenses	40,499		32,628		78,761		65,070
Research and development expenses	4,012		3,214		7,901		6,148
Restructuring Charges	—		238		—		558
Income from operations	$21,959		$18,339		$41,604		$38,142
Income from operations as a percent of net sales	10.2%		10.1%		9.8%		10.4%
Interest expense, net	2,972		2,658		5,991		5,263
Other non-operating expense, net	225		144		759		97
Income before income taxes	18,762		15,537		34,854		32,782
Provision for income taxes	$5,944		$4,861		$10,673		$10,247
Income tax rate	31.7%		31.3%		30.6%		31.3%
Net income	12,818		10,676		24,181		22,535
Net loss (income) attributable to non-controlling interest	(21)		13		(19)		34
Net income attributable to Altra Industrial Motion Corp.	12,797		10,689		24,162		22,569

Weighted Average common shares outstanding
Basic	26,816		26,733		26,823		26,737
Diluted	27,546		26,751		27,647		26,820

Net income per share
Basic	$0.48		$0.40		$0.90		$0.84
Diluted	$0.46		$0.40		$0.87		$0.84

Reconciliation of Non-GAAP Income From Operations:

Income from operations	$21,959		$18,339		$41,604		$38,142

Restructuring costs	—		238		—		558
Amortization of inventory fair value adjustment	—		—		2,151		—
Acquisition related expenses	455		48		881		83
Non-GAAP income from operations *	$22,414		$18,625		$44,636		$38,783

Reconciliation of Non-GAAP Net Income:

Net income attributable to Altra Industrial Motion Corp.	12,797		10,689		24,162		22,569

Restructuring costs	—		238		—		558
Amortization of inventory fair value adjustment	—		—		2,151		—
Acquisition related expenses	455		48		881		83
Tax impact of above adjustments	(142)		(90)		(956)		(194)
Non-GAAP net income *	$13,110		$10,885		$26,238		$23,016

Non-GAAP diluted earnings per share *	$0.48	(1)	$0.41	(2)	$0.96	(3)	$0.86	(4)

(1) - tax impact is calculated by multiplying the estimated effective tax rate for the period of 31.2% by the above items
(2) - tax impact is calculated by multiplying the estimated effective tax rate for the period of 31.3% by the above items
(3) - tax impact is calculated by multiplying the estimated effective tax rate for the period of 31.5% by the above items
(4) - tax impact is calculated by multiplying the estimated effective tax rate for the period of 30.1% by the above items

Consolidated Balance Sheets
In Thousands of Dollars	June 30, 2014	December 31, 2013
	(unaudited)
Assets:
Current Assets
Cash and cash equivalents	$69,168	$63,604
Trade receivables, net	125,412	109,084
Inventories	136,301	143,665
Deferred income taxes	9,742	9,754
Income tax receivable	2,754	5,032
Prepaid expenses and other current assets	14,192	18,066
Total current assets	357,569	349,205
Property, plant and equipment, net	155,905	157,535
Intangible assets, net	114,233	118,768
Goodwill	105,847	104,339
Deferred income taxes	925	934
Other non-current assets, net	4,220	4,895
Total assets	$738,699	$735,676

Liabilities and stockholders' equity
Current liabilities
Accounts payable	$53,339	$51,180
Accrued payroll	23,958	23,983
Accruals and other current liabilities	35,962	34,979
Deferred income taxes	46	44
Income tax payable	6,900	12,963
Current portion of long-term debt	18,824	16,924
Total current liabilities	139,029	140,073
Long-term debt, less current portion and net of unaccreted discount	247,964	261,348
Deferred income taxes	53,882	53,813
Pension liabilities	7,873	8,025
Long-term taxes payable	753	1,038
Other long-term liabilities	993	1,055
Redeemable non-controlling interest	1,084	991
Total stockholders' equity	287,121	269,333
Total liabilities, non-controlling interest and stockholders' equity	$738,699	$735,676

Reconciliation to operating working capital:
Trade receivables, net	125,412	109,084
Inventories	136,301	143,665
Accounts payable	$(53,339)	$(51,180)
Operating working capital *	208,374	201,569

	Year to Date Ended
	June 30, 2014	June 29, 2013
	(Unaudited)	(Unaudited)
Cash flows from operating activities
Net income	$24,181	$22,535
Adjustments to reconcile net income to net cash flows:
Depreciation	11,481	10,667
Amortization of intangible assets	4,545	3,220
Amortization of deferred financing costs	466	423
Loss on foreign currency, net	137	155
Amortization of inventory fair value adjustment	2,151	—
Accretion of debt discount, net	1,669	1,540
Loss on disposal of fixed assets	235	—
Stock based compensation	1,830	1,767
Changes in assets and liabilities:
Trade receivables	(17,029)	(10,396)
Inventories	5,021	2,561
Accounts payable and accrued liabilities	(655)	2,407
Other current assets and liabilities	3,910	(235)
Other operating assets and liabilities	(211)	(1,663)
Net cash flows from operating activities	37,731	32,981
Cash flows from investing activities
Purchase of property, plant and equipment	(10,923)	(9,975)
Net cash flows from investing activities	(10,923)	(9,975)
Cash flows from financing activities
Payments on Term Loan Facility	(12,650)	(3,750)
Payments on Revolving Credit Facility	(6,190)	(39,304)
Dividend payments	(5,403)	(2,152)
Proceeds from Equipment Loan	1,610	1,635
Borrowing under Revolving Credit Facility	5,000	—
Shares surrendered for tax withholdings	(132)	—
Payments on mortgages and other debt	(371)	(488)
Common stock repurchase under share repurchase program	(2,907)	—
Net cash flows from financing activities	(21,043)	(44,059)
Effect of exchange rate changes on cash and cash equivalents	(201)	(2,594)
Net change in cash and cash equivalents	5,564	(23,647)
Cash and cash equivalents at beginning of year	63,604	85,154
Cash and cash equivalents at end of period	$69,168	$61,507

Reconciliation to free cash flow:
Net cash flows from operating activities	37,731	32,981
Purchase of property, plant and equipment	(10,923)	(9,975)

Free cash flow *	$26,808	$23,006

About Altra Industrial Motion Corp.
Altra Industrial Motion Corp., through its subsidiaries, is a leading global designer, producer and marketer of a wide range of electromechanical power transmission products. The Company brings together strong brands covering over 40 product lines with production facilities in 11 countries. Altra's leading brands include Ameridrives Couplings, Bauer Gear Motor, Bibby Turboflex, Boston Gear, Delroyd Worm Gear, Formsprag Clutch, Guardian Couplings, Huco, Industrial Clutch, Inertia Dynamics, Kilian Manufacturing, Lamiflex Couplings, Marland Clutch, Matrix, Nuttall Gear, Stieber Clutch, Svendborg Brakes, TB Wood's, Twiflex, Warner Electric, Warner Linear, and Wichita Clutch. AIMC-E
The Altra Industrial Motion Corp. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=4038.
* Discussion of Non-GAAP Financial Measures
As used in this release and the accompanying slides posted on the Company's website, non-GAAP diluted earnings per share, non-GAAP income from operations and non-GAAP net income are each calculated using either net income or income from operations that excludes acquisition related costs, restructuring costs, and other income or charges that management does not consider to be directly related to the Company's core operating performance. Non-GAAP diluted earnings per share is calculated by dividing non-GAAP net income by GAAP weighted average shares outstanding (diluted). Non-GAAP free cash flow is calculated by deducting purchases of property, plant and equipment from net cash flows from operating activities. Non-GAAP operating working capital is calculated by deducting accounts payable from net trade receivables plus inventories.
Altra believes that the presentation of non-GAAP net income, non-GAAP income from operations, non-GAAP diluted earnings per share, non-GAAP free cash flow and non-GAAP operating working capital provides important supplemental information to management and investors regarding financial and business trends relating to the Company's financial condition and results of operations.
Forward-Looking Statements
All statements, other than statements of historical fact included in this release are forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events. Forward-looking statements can generally be identified by phrases such as "believes," "expects," "potential," "continues," "may," "should," "seeks," "predicts," "anticipates," "intends," "projects," "estimates," "plans," "could," "designed", "should be," and other similar expressions that denote expectations of future or conditional events rather than statements of fact. Forward-looking statements also may relate to strategies, plans and objectives for, and potential results of, future operations, financial results, financial condition, business prospects, growth strategy and liquidity, and are based upon financial data, market assumptions and management's current business plans and beliefs or current estimates of future results or trends available only as of the time the statements are made, which may become out of date or incomplete. Forward-looking statements are inherently uncertain, and investors must recognize that events could differ significantly from our expectations. These statements include, but may not be limited to, those relating to the Company's progress on margin initiatives, lean activities, and inventory turns, the Company's views and assessment of end market conditions and industrial demand, the impact of certain future costs on earnings, the Company’s expectations on the continued dilutive effect of the Convertible notes, the Company's unaudited 2014 financial information, and the Company's guidance for full year 2014.
In addition to the risks and uncertainties noted in this release, there are certain factors that could cause actual results to differ materially from those anticipated by some of the statements made. These include: (1) competitive pressures, (2) changes in economic conditions in the United States and abroad and the cyclical nature of our markets, (3) loss of distributors, (4) the ability to develop new products and respond to customer needs, (5) risks associated with international operations, including currency risks, (6) accuracy of estimated forecasts of OEM customers and the impact of the current global economic environment on our customers, (7) risks associated with a disruption to our supply chain, (8) fluctuations in the costs of raw materials used in our products, (9) product liability claims, (10) work stoppages and other labor issues, (11) changes in employment, environmental, tax and other laws and changes in the enforcement of laws, (12) loss of key management and other personnel, (13) changes in pension and retirement liabilities, (14) risks associated with compliance with environmental laws, (15) the ability to successfully execute, manage and integrate key acquisitions and mergers, (16) failure to obtain or protect intellectual property rights, (17) risks associated with impairment of goodwill or intangibles assets, (18) failure of operating equipment or information technology infrastructure, (19) risks associated with our debt leverage and operating covenants under our debt instruments, (20) risks associated with restrictions contained in our Convertible Notes and Credit Facility, (21) risks associated with compliance with tax laws, (22) risks associated with the global recession and volatility and disruption in the global financial markets, (23) risks associated with implementation of our new ERP system, (24) risks associated with the Bauer, Lamiflex and Svendborg acquisitions and integration and other acquisitions, (25) risks associated with the Company's investment in a new manufacturing facility in China, (26) risks associated with certain minimum purchase agreements we have with suppliers, (27) risks associated with our exposure to variable interest rates and foreign currency exchange rates, (28) risks associated with interest rate swap contracts, (29) risks associated with the potential dilution of our common stock as a result of our convertible notes, (30) risks associated with our exposure to renewable energy markets, (31) risks related to regulations regarding conflict minerals, and (32) other risks, uncertainties and other factors described in the Company's quarterly reports on Form 10-Q and annual reports on Form 10-K and in the Company's other filings with the U.S. Securities and Exchange Commission (SEC) or in materials incorporated therein by reference. Except as required by applicable law, Altra Industrial Motion Corp. does not intend to, update or alter its forward looking statements, whether as a result of new information, future events or otherwise. AIMC-E
CONTACT:

Altra Industrial Motion Corp.
Christian Storch, Chief Financial Officer
781-917-0541
Christian.storch@altramotion.com